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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (date of earliest event reported): March 2, 1998


                       REAL ESTATE ASSOCIATES LIMITED III
               --------------------------------------------------
               (Exact name of Registrant as specified in charter)



  California                           2-68983                  95-3547611
---------------                      -----------               -------------
(State or other                      (Commission               (IRS Employer
jurisdiction of                      File Number)              Identification
incorporation)                                                    Number)


                             9090 Wilshire Boulevard
                                    Suite 201
                         Beverly Hills, California 90211
                     Address of Principal Executive Offices


Registrant's telephone number, including area code: 310/278-2191



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ITEM 5.   OTHER EVENTS.

                   The Registrant recently became aware through several of its limited partners that an entity identified as Bond Purchase, L.L.C. was apparently conducting tender offers for units in the Registrant pursuant to an "Offer to Purchase Limited Partnership Interests For $610.00" dated March 2, 1998 and pursuant to an "Offer to Purchase Limited Partnership Interests For $312.00" dated June 26, 1998. Registrant has no further information about these "Offers to Purchase" or Bond Purchase, L.L.C. By letters dated March 11, 1998 and July 15, 1998, the Registrant's general partners, on behalf of the Registrant, advised the limited partners to consult with their tax advisors about the tax consequences that could result from a sale of their units. Copies of the "Offers to Purchase" and the Registrant's letters are attached hereto as exhibits.


                                    EXHIBITS


          The following exhibits are attached to this Current Report and thereby made a part thereof:

          1. Copy of the "Offer to Purchase" documents dated March 2, 1998 as received from Registrant's limited partners.

          2. Copy of Registrant's letter to its limited partners dated March 11, 1998.

          3. Copy of the "Offer to Purchase" documents dated June 26, 1998 as received from Registrant's limited partners.

          4. Copy of Registrant's letter to its limited partners dated July 15, 1998.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


DATED: August 9, 1998


                              REAL ESTATE ASSOCIATES LIMITED III,
                              A CALIFORNIA LIMITED PARTNERSHIP

                              By: NATIONAL PARTNERSHIP INVESTMENTS CORP., A CALIFORNIA CORPORATION,
                                       ITS GENERAL PARTNER


                                       By: /s/ Bruce E. Nelson
                                           -----------------------------

                                           Its: President
                                                ------------------------


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